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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2000-A
                              OFFICER'S CERTIFICATE


Bank One, National Association              Banker's Trust Company
One Bank One Plaza, Suite 0126              Four Albany Street
Chicago, Illinois 60670                     New York, New York  10006
ATTN: Corporate Trust Administration        ATTN: Corporate Trust & Agency Group
                                                  Structured Finance
Phone:   (312) 407-0192                     Phone: (212) 250-6501
Fax:     (312) 407-1708                     Fax:   (212) 250-6439

Key Bank USA, National Association          MBIA Insurance Corporation
800 Superior Ave, 4th Floor                 113 King Street
Cleveland, OH   44114                       Armonk, NY 10504
ATTN:   Senior Vice President               ATTN: Data Administration
         Key Education Resources            Phone:  (914) 765-3772
Phone:  (216) 828-9342                      Fax:    (914) 765-3810
Fax:    (216) 828-9417


Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of June 1, 2000 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Subservicer from the inception of the Trust through December 31, 2000, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, the Subservicer has fulfilled all its obligations under the Agreement throughout such period





                                            PENNSYLVANIA HIGHER EDUCATION
                                            ASSISTANCE AGENCY,  Subservicer

Date:      3-21-01                          By     /s/ Ernest P Beardsley
     ----------------------------             ---------------------------
                                            Name: Ernest P. Beardsley
                                            Title: Senior Vice President